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                                                     EXHIBIT 5(a) AND 23(a)

                      WARNER NORCROSS & JUDD LLP
                           Attorneys At Law
                         900 Old Kent Building
                         111 Lyon Street, N.W.
                   Grand Rapids, Michigan 49503-2487
                        Telephone: (616) 752-2000
                           Fax: (616) 752-2500






                             December 30, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Dakota Telecommunications Group, Inc.
          Registration Statement on Form S-8
          Dakota Telecommunications Group, Inc.
          DIRECTOR STOCK PLAN OF 1997

Dear Sir or Madam:

          We represent Dakota Telecommunications Group, Inc., a Delaware corporation (the "Company"), with respect to the above-captioned
Registration Statement on Form S-8 (the "Registration Statement") filed pursuant to the Securities Act of 1933 (the "Act") to register 40,000 shares of Common Stock.

          As counsel for the Company, we are familiar with its Certificate of Incorporation and Bylaws and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be sold pursuant to the Registration Statement. We have also reviewed and assisted in preparing the Registration Statement. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

          On the basis of the foregoing, and except as stated herein, we are of the opinion that when the Registration Statement has become effective under the Act, any and all shares of Common Stock which are the


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Securities and Exchange Commission
December 30, 1997
Page 2
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subject of the Registration Statement will, when issued upon payment of the purchase price therefore to the Company, be legally issued, fully paid and nonassessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 covering the Common Stock to be issued pursuant to the Director Stock Plan of 1997.

                                   Very truly yours,

                                   WARNER NORCROSS & JUDD LLP


                                   By: /S/ GORDON R. LEWIS
                                       Gordon R. Lewis
                                       A Partner